Exhibit 8(e)
Appendix "B"
To
Custodian Agreement
Between
 The Bank of new York and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of September 14, 1995
 The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of December 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians
CUSTODIAN     PURPOSE
None
B.  Special Subcustodians:
SUBCUSTODIAN     PURPOSE
Bank of New York    FICASH
Chemical Bank, N.A.    Third Party Repurchase Agreements*
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only;
 FUND      PORTFOLIO
Fidelity Institutional Cash Portfolios  U.S. Treasury Portfolio II
Fidelity Hereford Street Trust   Spartan Money Market Fund
Fidelity Select Portfolios    Money Market Portfolio
Fidelity Union Street Trust II   Fidelity Daily Income Trust
      Spartan World Money Market Fund
Fidelity Phillips Street Trust   Fidelity Cash Reserves
C.  Foreign Subcustodians:
COUNTRY FOREIGN SUBCUSTODIAN  DEPOSITORY
Argentina  First National Bank of Boston, Buenos Aires  Caja de Valores,
S.A.

Australia  Australia and New Zealand Banking  Austraclear Limited
   Group Ltd. (ANZ), Melbourne
         The Reserve Bank Information and
         Transfer System (RITS)
Austria   GiroCredit Bank AG der     Osterreichische Kontrollbank
   Osterreichischen Sparkassen (GiroCredit)  Aktiengesellschaft (OEKB)
Belgium   Banque Bruxelles Lambert    Caisse Interprofessionnelle de Depot
         et de Virement de Titres (CIK)
Brazil   First National Bank of Boston,   Sao Paulo Stock Exchange
   Sao Paulo     (BOVESPA), Sistema Especial de
         Liquidacao e Custodia  (SELIC)
         Rio de Janeiro Exchange (BVRJ);
         Camara de Liquidacao e Custodia
         S.A (CLC)
Canada   Royal Bank of Canada    Canadian Depository for Securities,
         Ltd. (CDS)
Chile   Banco de Chile     None
   First National Bank of Boston, Santiago
China- Shanghai  Standard Chartered Bank, Shanghai   Shanghai Securities
Central Clearing
          & Registration Corp. (SSCCRC)
China- Shenzhen  Standard Chartered Bank, Shenzhen  Shenzhen Securities
Registration
         Corp. Ltd. (SSRC)
Colombia  Cititrust Colombia S.A., Sociedad Fiduciaria, None
    Bogota
Czech Republic  Ceskoslovenska Obchodnibanka,   Securities Center (SCP)
    A.S., Prague     Czech National Bank
Denmark  Den Danske Bank, Copenhagen   Vaerdipapircentralen-VP Center
Finland   Union Bank of Finland Ltd., Helsinki  None

France   Banque Paribas, Paris    SICOVAM
Germany  Dresdner Bank AG    Deutscher Kassenverein AG (DKV)
Greece   Alpha Credit Bank, A.E.    None
Hong Kong  The Hongkong & Shanghai Banking  Hong Kong Securities Clearing
Co.,
    Corp. Ltd., Hong Kong                 Ltd. (HKSCC); Central Clearing &
         Settlement System (CCASS)

Hungary   Citibank Budapest Rt.    Central Depository & Clearing House
         (Budapest) Ltd. (KELLER Ltd.)
India   Hongkong & Shanghai Banking Corp. Ltd.,  None
   Bombay
Indonesia  Hongkong & Shanghai Banking Corp. Ltd.,   None
   Jakarta
Ireland   Allied Irish Banks, plc., Dublin   Gilt Settlement Office (GSO)

Israel   Israel Discount Bank    Tel-Aviv Stock Exchange
         (TASE) Clearinghouse Ltd.
Italy   Banca Commerciale Italiana, Milan   Monte Titoli S.p.A.

   Citibank, N.A., Milan
Japan   Yasuda Trust & Banking Co. Ltd.   Japan Securities Depository
Center
         (JASDEC)
Malaysia  Hongkong Bank Malaysia Berhad   Malaysian Central Depository Sdn.
           Bhd. (MCD)
Mexico   Banco Nacional de Mexico S.A., Mexico, D.F. Institucion para el
Deposito de             Valores- S.D. INDEVAL, S.A. de             C.V.
Netherlands  MeesPierson N.V.    Nederlands Centraal Instituut voor
    Giraal Effectenverkeer  BV             (NECIGEF)/KAS Associatie, N.V.
          (KAS)
New Zealand  Australia and New Zealand Banking  Austraclear Limited (RBNA)
through
   Group Ltd. (ANZ)    the Reserve Bank of New Zealand
Norway   Den norske Bank, Oslo    Verdipapirsentralen (VPS)

Pakistan   Standard Chartered Bank, Karachi   None

Peru   Citibank, N.A., Lima    Caja de Valores (CAVAL)
Philippines  Hongkong & Shanghai Banking Corp. Ltd.,   None
   Manila

Poland   Bank Handlowy W. Warszawie, S.A.  National Depository of
Securities
   Warsaw

Portugal   Banco Comercial Portugues, S.A.   Central de Valores Mobiliaros
         (Interbolsa)
Singapore  United Overseas Bank    Central Depository Pte Ltd. (CDP)

South Africa  Standard Bank of South Africa Ltd.,  None
   Johannesburg
South Korea  Bank of Seoul     Korean Securities Depository (KSD)
Spain   Banco Bilbao Vizcaya    Servicio de Compensacio'n y
Liquidacio'n de Valores (SCLV)
Sri Lanka  Standard Chartered Bank, Colombo   Central Depository System,
(Pvt)             Limited (CDS)
Sweden   Skandinaviska Enskilda Banken, Stokholm  Vardepappercentralen VPC
AB
Switzerland  Union Bank of Switzerland, Zurich   Schweizerische Effecten-
Giro A. G.            (SEGA)
Taiwan   Hongkong and Shanghai Banking Corp., Ltd.,  Taiwan Securities
Central Depository
   Taipei       Co., Ltd., (TSCD)
Thailand   The Siam Commercial Bank Public Company Ltd. Share Depository
Center (SDC)
Transnational        CEDEL S.A., Luxembourg
         Euroclear Clearance System
         Societe Cooperative, Belgium.
Turkey   Citibank, N.A., Istanbul    Takas ve Saklama A.S., (TvS)
United Kingdom  The Bank of New York, London   None

Uruguay   The First National Bank of Boston, Montevideo None

Venezuela  Citibank, N.A., Caracas    None
      Each of the Investment Companies Listed
      on Appendix "A" to the Custodian Agreement,
      on Behalf of each of Their Respective Portfolios
      By:  /s/ Kenneth A. Rathgeber
      Name: Kenneth A.Rathgeber
      Title:Treasurer